Exhibit 10.10

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

This Amended and Restated Indemnification Agreement (this “Agreement”), dated as of             , 200    , is made and entered into by and among Pillowtex Corporation, a Delaware corporation (the “Company”), and its subsidiaries listed on the signature page hereof (collectively with the Company, the “Indemnitors”), and                      (the “Indemnitee” and collectively with the Indemnitors, the “Parties”).

RECITALS

A. The Indemnitee is a director, manager and/or officer of one or more of the Indemnitors and is serving as a director, manager and/or officer of such Indemnitor or Indemnitors at the request of the other Indemnitors.

B. The Indemnitors’ respective certificates of incorporation and bylaws or limited liability company agreements (the “Constitutive Documents”) provide that the Indemnitors will indemnify their directors, managers and officers to the fullest extent permitted by law and will advance expenses in connection therewith, and the Indemnitee’s willingness to serve as a director, manager and/or officer of the Indemnitors is based in part on Indemnitee’s reliance on such provisions.

C. On May 24, 2002, the Company and the Indemnitee entered into an Indemnification Agreement providing for the indemnification of and the advancement of expenses to the Indemnitee and, to the extent that insurance is maintained, for the continued coverage of the Indemnitee under the Indemnitors’ directors’ and officers’ liability insurance policies.

D. As a condition to the Indemnitee’s continued services to the Indemnitors, the Indemnitee has requested that his existing Indemnification Agreement be amended and restated as provided herein.

AGREEMENTS

NOW THERFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Certain Definitions.

“Claim” means, with respect to the Indemnitee, any threatened, pending or completed claim, demand, action, suit or proceeding (whether civil, criminal, administrative, investigative or other) against or involving the Indemnitee (or in which the Indemnitee may be involved or is threatened to be involved) as a party or otherwise.

“Loss” means any loss, claims, damages, liabilities, costs and expenses (including attorneys’ fees and costs), judgments, fines, penalties, settlements, costs of attachment or similar bonds and other amounts (including, without limitation, all interest, assessments, and other charges paid or payable in connection with or in respect of any of the foregoing).

2. Indemnification. From and after the date hereof, each Indemnitor will, to the fullest extent permitted by law as in effect on the date hereof or as amended from time to time hereafter to increase the scope of permitted indemnification, indemnify, defend and hold harmless the Indemnitee from and against any and all Losses arising from any and all Claims relating to, resulting from or arising out of (a) any act or failure to act by Indemnitee in his capacity as a manager, director, officer, employee or agent of Pillowtex Corporation, a Texas corporation (“PTX”), or any Indemnitor, or any of their respective subsidiaries or affiliates, or any other entity as to which the Indemnitee is or was serving at the request of PTX or any of the Indemnitors as a director, officer, employee, member, manager, trustee or agent, or (b) any business, transaction or other activity of any entity referred to in clause (a) of this Section 2.

3. Indemnification Procedures.

(a) Whenever the Indemnitee has actual knowledge of the reasonable likelihood of the assertion of a Claim, the Indemnitee will notify the Indemnitors in writing of the Claim with reasonable promptness after the Indemnitee has such knowledge relating to such Claim. The notice will specify all material facts known to the Indemnitee that may give rise to such Claim and the monetary amount or an estimate of the monetary amount involved if the Indemnitee has knowledge of such amount or a reasonable basis for making such an estimate. The failure of the Indemnitee to notify the Indemnitors of a Claim will not relieve the Indemnitors of their indemnification obligations under this Agreement except, and only to the extent that, the Indemnitors did not otherwise learn of the Claim and are materially injured as a result of such failure.

(b) The Indemnitors will, at their expense, undertake the defense of a Claim with attorneys of their own choosing reasonably satisfactory to the Indemnitee. The Indemnitee may participate in such defense with counsel of his choosing at his expense or, in the event that such counsel to the Indemnitee reasonably determines that there are defenses available to the Indemnitee that may not by available to the Indemnitors, at the expense of the Indemnitors. In the event that the Indemnitors do not undertake the defense of the Claim within a reasonable time after the Indemnitee has notified the Indemnitors of the Claim, or in the event that the Indemnitee in good faith determines that the defense of the Claim by the Indemnitors is inadequate or may conflict with the interests of the Indemnitee, the Indemnitee may, at the expense of the Indemnitors and after giving notice to the Indemnitors of such action, undertake the defense of the Claim. The Indemnitee will cooperate with the Indemnitors, so long as the Indemnitors are conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of the Indemnitee, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, will be paid by the Indemnitors.

(c) In the defense of any Claim, the Indemnitors will not, except with the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief against the Indemnitee, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim.

(d) If requested by the Indemnitee, the Indemnitors will, to the fullest extent permitted by law as in effect on the date hereof or as amended from time to time hereafter to increase the scope of permitted indemnification, advance, within three business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and costs) paid or incurred by the Indemnitee in investigating, defending or participating in the defense of any Claim in advance of the final disposition of such Claim, if the Indemnitors receive an undertaking by or on behalf of the Indemnitee to repay amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Indemnitors under this Agreement or otherwise.

(e) Without limiting the generality or effect of the foregoing, the Indemnitors will, to the fullest extent permitted by law as in effect on the date hereof or as amended from time to time hereafter to increase the scope of permitted indemnification, indemnify the Indemnitee against and, if requested by the Indemnitee, will advance to the Indemnitee, within three business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and costs) paid or incurred by the Indemnitee in connection with any Claim asserted or brought by the Indemnitee for (i) indemnification or advance payment of costs and expenses by any of the Indemnitors under this Agreement, any other agreement or any provisions of the Constitutive Documents now or hereafter in effect or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Indemnitors.

(f) Pursuant to Section 6.2 of the By-Laws of the Company, the procedures to be followed with respect to providing indemnification to the Indemnitee under the terms of this Agreement set forth herein shall supercede the procedures set forth in Article VI of such By-Laws.

4.	Partial Indemnification.

(a) If the Indemnitee is entitled under any provision of this Agreement to be indemnified by the Indemnitors for some or a portion of any Loss but not for all of the total amount of such Loss, the Indemnitors will nevertheless indemnify the Indemnitee for the portion of such Loss for which the Indemnitee is entitled to be indemnified.

(b) Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defending any or all Claims relating in whole or in part to a Loss or in defending any issue or matter therein (including, without limitation, dismissal without prejudice), the Indemnitee will be indemnified against all costs and expenses (including attorneys’ and experts’ fees and costs) paid or incurred in connection therewith.

5. Presumptions. In connection with any determination as to whether the Indemnitee is entitled to be indemnified hereunder, there will be a presumption that the Indemnitee is so entitled, which presumption the Indemnitors may overcome only by their adducing clear and convincing evidence to the contrary. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, will not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

6. Non-Exclusivity. The rights of the Indemnitee hereunder will be in addition to any other rights the Indemnitee may have under the Constitutive Documents or the laws of the Indemnitors’ respective jurisdictions of formation, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that the Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, the Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision that permits any greater right to indemnification than that provided under this Agreement as of the date hereof, the Indemnitee will be deemed to have such greater right hereunder. The Indemnitors will not adopt any amendment to their respective Constitutive Documents the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under the Constitutive Documents or any Other Indemnity Provisions.

7. Liability Insurance and Funding. To the extent that the Indemnitors maintain an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Indemnitors. The Indemnitors may, but will not be required to, create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

8. Subrogation. In the event of payment under this Agreement, the Indemnitors will be subrogated to the extent of such payment to all of the related rights of recovery of the Indemnitee against other persons (other than the Indemnitee’s successors). The Indemnitee will execute all papers reasonably required to evidence such rights, provided that the Indemnitors will reimburse or, at the option of the Indemnitee, advance all of the Indemnitee’s reasonable costs and expenses (including attorneys’ fees and costs) related thereto.

9. No Duplication of Payments. The Indemnitors will not be liable under this Agreement to make any payment in connection with any Loss to the extent that the Indemnitee has otherwise actually received payment (net of all costs and expenses incurred in connection therewith), under any insurance policy, the Constitutive Documents, Other Indemnity Provisions or otherwise, of the amounts otherwise indemnifiable hereunder.

10.	Successors and Binding Agreement.

(a) The Indemnitors will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Indemnitors, by agreement in form and substance satisfactory to the Indemnitee and his counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Indemnitors would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Indemnitors and any successor to the Indemnitors, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Indemnitors, whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Indemnitors” for purposes of this Agreement), but will not otherwise be assignable, transferable or delegatable by the Indemnitors.

(b) This Agreement will inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributes, delegates or other successors.

(c) This Agreement is personal in nature and the Parties will not, without the consent of the other Parties, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 10(a) and 10(b). Without limiting the generality or effect of the foregoing, the Indemnitee’s right to receive payments hereunder will not be assignable, transferable or delegatable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment, transfer or delegation contrary to this Section 10(c), the Indemnitors will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

11. Notices. Any notice or other communication required or permitted to be given or made under this Agreement will be in writing and will be deemed to have been duly given and effective (a) on the date of delivery if delivered personally or (b) when sent if sent by prepaid telegram, mailed first-class, postage prepaid, registered or certified mail, or facsimile transmission, to the following addresses (or to such other addresses as will be given in writing by any of the Parties to the others in accordance herewith):

If to Indemnitors, to:	Pillowtex Corporation One Lake Circle Drive Kannapolis, NC 28081 Facsimile: (704) 939-2597 Attention: Office of the General Counsel

with a copy to:	Debevoise & Plimpton 919 Third Avenue New York, NY 10022 Facsimile: (212) 909-6836 Attention: Richard F. Hahn

If to the Indemnitee, to:

12. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America, in each case located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding will be heard and determined in such a Delaware State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

13. Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver voluntarily, and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 13.

14. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (but only to the extent)

necessary to make it enforceable, valid and legal. Furthermore, if the obligations of any or more of the Indemnitors under this Agreement are held to be invalid, unenforceable or otherwise illegal, this Agreement will remain binding on each of the other Indemnitors.

15. Legal Fees and Expenses. It is the intent of the Indemnitors that the Indemnitee not be required to incur legal fees or other costs and expenses associated with the interpretation, enforcement or defense of the Indemnitee’s rights under this Agreement by litigation or otherwise because such fees, costs and expenses would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to the Indemnitee that the Indemnitors have failed to comply with any of its obligations under this Agreement or in the event that the Indemnitors or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitors irrevocably authorize the Indemnitee from time to time to retain counsel of the Indemnitee’s choice, at the expense of the Indemnitors as hereafter provided, to advise and represent the Indemnitee in connection with any such interpretation, enforcement or defense (including, without limitation, the initiation or defense of any litigation or other legal action), whether by or against the Indemnitors or any director, officer, stockholder or other person affiliated with the Indemnitors, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Indemnitors and such counsel, the Indemnitors irrevocably consent to the Indemnitee’s entering into an attorney-client relationship with such counsel and, in connection therewith, the Parties agree that a confidential relationship will exist between the Indemnitee and such counsel. Without respect to whether the Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Indemnitors will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by the Indemnitee in connection with any of the foregoing.

16. Miscellaneous. No provisions of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in a writing signed by each Party. No waiver by any Party at any time of any breach by any other Party or compliance with any condition or provision of this Agreement to be performed by such other Party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity or otherwise. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any Party which are not set forth expressly in this Agreement. References to Sections are references to Sections of this Agreement. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

PILLOWTEX CORPORATION

By:
Name: Title:

BEACON MANUFACTURING COMPANY

ENCEE, INC.

FC ONLINE, INC.

FIELDCREST CANNON, INC.

FIELDCREST CANNON LICENSING, INC.

FIELDCREST CANNON TRANSPORTATION, INC.

OPELIKA INDUSTRIES, INC.

PILLOWTEX MANAGEMENT SERVICES COMPANY

PTEX, INC.

By:
Name: Title:

INDEMNITEE

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